EXHIBIT 10.3

Delaware Technology Park, Inc.

OFFICE LEASE

for

Lightwave Logic, Inc.

Premises:	Suite 100 & Suite 304
1 Innovation Way
Newark, DE 19711

i

22.	No Waiver.	23
23.	Tenant’s Certificates.	23
24.	Rules and Regulations	23
25.	Tenant’s Taxes.	24
26.	Miscellaneous	24.

EXHIBITS

A -  Floor Plan Depicting Premises
B -  Specifications for Janitorial, Cleaning, Maintenance, Repair and Other Services
C - Rules and Regulations

ii

LEASE

THIS LEASE (the "Lease") entered into as of the 27 day of April, 2012, between Delaware Technology Park, Inc. ("Landlord") and Next Lightwave Logic, inc. (“Tenant”).

FUNDAMENTAL LEASE PROVISIONS

Landlord shall lease the Premises to Tenant, and Tenant shall let the Premises from Landlord, pursuant to the following Fundamental Lease Provisions:

Premises:

Room 108 plus Laboratories 132 in Suite 100 and Room 304F in Suite 304 of the Building at 1 Innovation Way and marked on the drawing attached hereto as Exhibit A.

Rentable Area of Premises:

1,999 +/- rentable square feet including allocated common and service areas.

Commencement Date:

May 1, 2012

Term:

The initial period will commence on May 1, 2012, the Commencement Date and end on April 30, 2014.  The mutually agreed two-year option period(s) will extend the lease until April 30, 2016.

Base Rent:

           $63,249.00 per year to be paid in twelve (12) monthly installments of $5,270.75 per month.

Tenant's Notice Address/Contact:

Lightwave Logic, Inc.

1 Innovation Way

Newark, DE 19711

Telephone: 1-302-545-6037

Landlord's Notice Address/Contact:

Delaware Technology Park, Inc.

1 Innovation Way, Suite 300

Newark, DE 19711

Attn:  J. Michael Bowman

Telephone:   1-302-452-1100

Telecopy: 1-302-452-1101

Landlord and Tenant agree as follows:

1.

Reference Data and Definitions.  The following sets forth some of the basic lease information and definitions used in this Lease:

1.1

"Initial Term" shall mean the period commencing on the Commencement Date and terminating on April 30, 2014.

1.2

"Commencement Date" shall mean May 1, 2012.

1.3

."Option Terms" shall mean up one (1) two-year extensions to the term of this Lease.

1.4

"Lease Year" shall mean the period from the Commencement Date until April 30, 2013 for the Initial Term or the consecutive twelve (12) month period commencing on May 1 for each calendar year of the Option Term.  A Lease Year may also be referred to as a ‘fiscal year’.

1.5

"Base Rent" shall mean an Annual Base Rent of $63,249.00 for each Lease Year. For each Lease year beginning in the second Lease year, the base rent shall increase by an amount equal to 2.5 percent of the previous base year. Therefore, year two base rent shall be $64,840.20 per year.

1.6

"Rent" shall mean Base Rent and Additional Rent, collectively.  Tenant's obligation to pay Rent shall commence on the Commencement Date.

1.7

"Building" shall mean the structure depicted as Building 4, located at 1 Innovation Way, Newark, Delaware.

1.8

"Common Areas" shall mean those appurtenances and facilities shown as common elements on the Declaration Plan, and also including without limitation Landlord’s interest in the lease of the Property, all private streets, drives, fire lanes, parking areas, parking spaces, curbs and walks and all other improvements not included in Buildings or their appurtenances, landscaped and lawn areas (not including those areas designated a Limited Common Elements on the Declaration Plan), utilities, utility lines, public connections and meters for gas, electricity, cable television, telephone and water not owned by the public utility or other agencies providing such services to the extent servicing two (2) or more of the Buildings, storm water management facilities, exterior lighting (including all light poles and related facilities regardless of where located, but excluding lights affixed to the Building) and other facilities necessary to the maintenance and safety of the Property; and any easement or other right which may now or hereafter be granted for the benefit of the Landlord or others for access to or use of the Common Elements not included within the Property or for any other purpose, all tangible personal property required for the operation, maintenance and administration of the Property which may be owned by the Landlord or the condominium association of which Landlord is a member; and all other elements of any improvement necessary or convenient to the existence, management, operation, maintenance and safety of the Property or normally in common use.

1.9

"Concession Costs" shall mean Costs such as construction allowances, rent concessions, moving expenses, takeover obligations and other similar inducements, incurred in leasing, subleasing or assigning a lease or this Lease.

1.10

"Holidays" shall mean the days observed as holidays by the United States government, or the state government of the State in which the Building is located.

1.11

"Landlord" shall mean the Landlord named on Page 1 of this Lease or any subsequent owner of such Landlord's interest in the Property.

1.12

"Landlord's Address":

Delaware Technology Park, Inc.

1 Innovation Way, Suite 300

Newark, DE 19711

1.13

"Lease Taxes" shall mean any tax, assessment, levy or other charge (other than any income tax) by any federal, state or local law now or hereafter imposed directly or indirectly upon Landlord with respect to this Lease or the value thereof, or upon Tenant's use or occupancy of the Premises, or upon the Base Rent, Additional Rent or any other sums payable under this Lease or upon this transaction.

1.14

“Limited Common Element” shall mean toilets, trash facilities, stairs, public lobbies and corridors in the Building and adjacent parking areas contained in 1 Innovation Way as depicted on the Declaration Plan provided for the non-exclusive use of tenants.

1.15

"Operating Expenses" shall have the meaning set forth in Section 5.1.

1.16

"Ordinary Business Hours" shall mean Monday through Friday, inclusive, from 8 AM to 5 PM with Holidays excepted.

1.17

"Permitted Use" shall mean office use, research and development laboratory use in a manner consistent with the purposes of the Delaware Technology Park as of the date hereof, which are to stimulate scientific research and development primarily in the Middle Atlantic region of the United States; to promote the economic growth and health of that region by promoting the establishment and expansion in the region of business and industry oriented towards science and research;

1.18

"Premises" shall mean assigned rooms and laboratories in the area referred to as Suite 100 located on the 1st floor of the Building and depicted on the floor plans attached to this Lease as Exhibit A.

1.19

"Property" shall mean the Building together with that certain portion of the parcel of land known as New Castle County Tax Parcel No. 018-028.00-001 depicted as on the Declaration Plan.

1.20

"Real Estate Taxes" shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (other than Lease Taxes) assessed or imposed upon the Property or upon Landlord’s interest in the leasehold on the Property.  If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition to or increase in any tax which would otherwise be included within the definition of Real Estate Taxes, then such other tax shall be deemed to be included within Real Estate Taxes.

1.21

"Rentable Area of the Premises" shall mean 1,901 square feet.

1.22

“Rentable Area of the Property “shall mean 46,985 square feet and for purposes of calculating a Tenant’s proportionate share of Operating Expenses, shall include only those structures on the Property which are currently available for lease.

1.23

"Tenant" shall mean the Tenant named on page 1 of this Lease and such person's permitted successors and assigns, subject to the provisions of this Lease.

1.24

"Tenant's Address":

Lightwave Logic, Inc.

1 Innovation Way

Newark, DE 19711

2.

Demise of Premises.  Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right of non-exclusive use of the Common Areas.

3.

Option to Extend Term of Lease.  Landlord, at its sole discretion, may grant Tenant an option to extend the term of Lease for up to one (1) two-year Option Terms.  Landlord shall notify Tenant in writing of Landlord’s intention to terminate this Lease at least one-year prior to the expiration of the current term of Lease.  Tenant shall notify Landlord in writing of Tenant’s intention to extend the Lease for a one-year Option Term at least 180 days prior to the expiration of the current term of Lease.  In the event Landlord and Tenant do not mutually agree on the Rent and other conditions of Lease that shall apply during the Option Term within 120 days of the expiration of the current term of Lease, the Lease will terminate at the end of the current term.

4.

Base Rent, Security Deposit.

4.1

Payment.  Base Rent shall be payable by Tenant in equal monthly installments as set forth in Section 1.5 on or before the first day of each calendar month, in advance.  If the Commencement Date or the expiration date of the Term should occur on a day other than the last day of a calendar month, then the Base Rent for such fractional month shall be prorated upon a daily basis.  All payments of Base Rent and Additional Rent shall be made without prior demand and without offset, deduction or counterclaim of any kind, in lawful money of the United States of America.  Such payments shall be made at Landlord's Address or at such other place, as Landlord shall designate from time to time.

4.2

Late Charges.  If Tenant fails to pay any Base Rent or Additional Rent when the same is due and payable, such unpaid amounts will be subject to a late payment charge equal to five percent (5%) of the unpaid amounts in each instance.  Such late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant, the actual costs thereof being extremely difficult if not impossible to determine.  The late payment charge constitutes fair and reasonable compensation to Landlord for its damages resulting from such failure by Tenant to timely pay and shall be paid to Landlord together with such unpaid amounts.

4.3

Security Deposit.  No security deposit is required from Tenant.

5.

Common Areas.

5.1

Right to Use Common Areas.  Tenant shall have the non-exclusive right to use the Common Areas in common with other persons approved by Landlord during the Term, subject to Landlord's rules and regulations and the provisions of this Lease.

5.2

Alteration of Common Areas.  Landlord reserves the right, at any time and from time to time, without the consent of or liability to Tenant to make alterations or additions to the Property and the Common Areas, to change, add to, eliminate or reduce the extent, size, shape, number or configuration of any aspect of the Property and Common Areas, to close to the general public all or any portion of the Property to the extent and for the period necessary to avoid any dedication to the public, to effect any repairs or further construction, to change the arrangement, character, use or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, landscaping, toilets, mechanical, plumbing, electrical or other operating systems or any other portions of the Common Areas or other parts of the Property, and to change the name, number or designation by which the Property is commonly known, so long as such changes do not substantially interfere with Tenant’s reasonable use and enjoyment of the Premises.

6.

Use; Compliance With Law.

6.1

Permitted Use.  The Premises shall be used only for the Permitted Use and for no other purpose.

6.2

No Nuisance.  Tenant shall not allow, suffer or permit the Premises or any use thereof to constitute a nuisance or unreasonably interfere with the safety, comfort or enjoyment of the Building by Landlord or any other occupants of the Building or their customers, invitees or any others lawfully in, upon or about the Building or its environs.

6.3

Compliance with Laws.  Tenant, at Tenant's expense, shall comply with and cause all of Tenant's contractors, agents, servants, employees and licensees to comply with all applicable laws, ordinances, rules and regulations of governmental authorities applicable to the

Premises or the use or occupancy thereof.   Landlord covenants that the Premises complies with the requirements of the Americans with Disabilities Act.

7.

Alterations and Tenant's Property.

7.1

Alterations Defined.  Tenant shall not make or suffer or allow to be made any alterations, additions or improvements in or to the Premises (collectively, "Alterations") without first obtaining Landlord's written consent based on detailed plans and specifications submitted by Tenant; provided Landlord's consent will not be required if the proposed Alterations will not affect the structure or the mechanical, electrical, HVAC, plumbing or life safety systems of the Building and the total cost to acquire and install the proposed Alterations will be no more than Fifteen Thousand Dollars ($15,000).  In all instances where Landlord's consent is so required, it may be granted or withheld by Landlord in its sole discretion.  In the event any Alterations affect the structure of the Building, Tenant shall be required to provide Landlord with updated CAD drawings of the Building at Tenant's sole cost and expense.

7.2

Removal of Property.  All Alterations shall become the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease; provided, however, that this provision shall not apply to movable equipment, trade fixtures, personal property or furniture which are owned by Tenant and which are not part of Landlord's Work ("Tenant Owned Property").  At Landlord's sole election, any or all Alterations made by or on behalf of Tenant shall be removed from the Premises at Tenant's sole cost and expense at the expiration or sooner termination of this Lease, and the Premises shall be restored, at Tenant's sole cost and expense, to their condition before the making of such Alterations, ordinary wear and tear excepted.  Tenant shall repair at its sole cost and expense all damage caused to the Premises or the Building by removal of any Alterations or Tenant Owned Property.  Any Tenant Owned Property not removed from the Premises at the expiration or earlier termination of this Lease shall, at Landlord's option, become the property of Landlord, or Landlord may remove them and Tenant shall pay to Landlord the reasonable cost of removal.   Tenant's obligations under this Section shall survive the expiration or earlier termination of the Term of this Lease.

8.

Repairs and Other Work.

8.1

Tenant's Obligations.  Tenant shall maintain the Premises in good, clean and sanitary condition. Landlord repairs Premises as provided in this section 9.

8.2

Conditions Applicable to Repairs and Other Work.  All repairs, replacements, and reconstruction (including, without limitation, all Alterations) made by or on behalf of Tenant shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) at least equal in quality of materials and workmanship to the original work or installation, (d) in accordance with such reasonable requirements as Landlord may impose with respect to insurance to be obtained by Tenant in connection with the proposed work, (e) in accordance with the Rules and Regulations for the Property adopted by Landlord from time to time, (f) in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, (g) so as not to interfere with the use and enjoyment of the Building by Landlord, other tenants of the Building or any other persons, and (h) in compliance with such other requirements as Landlord may reasonably impose (including without limitation a requirement that Tenant furnish Landlord with as-built drawings and CAD drawings upon completion of the work).

8.3

Landlord's Obligations.  Landlord shall be responsible for repair and maintenance of all structural elements of the Building and the plumbing, mechanical, electrical and heating, ventilating and air-conditioning systems of the Building, whether or not located in the Premises, except to the extent such is part of Tenant's Work or any Alterations or is required as a result of the negligence or misconduct of Tenant, Tenant's contractors, employees or invitees.  Landlord shall not be liable for, and there shall be no abatement of Rent with respect to, any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Property, including, without limitation, the Premises, or in or to the fixtures, appurtenances and equipment therein.

9.

Liens.  Tenant shall keep the Premises and the Property free from any liens arising out of any work performed or material furnished to or for the Premises by or for Tenant.  If Tenant shall not, within thirty (30) days following notice of the imposition of any such lien, cause same to be released of record by payment or posting of a bond satisfactory to Landlord, Landlord, in addition to all other remedies provided under this Lease and by law, shall have the right (but not the obligation) to cause the lien to be released by such means as Landlord shall deem proper, including, without limitation, payment of the claim giving rise to such lien.  All such sums reasonably paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable by Tenant within ten (10) days after receipt of written demand.

10.

Subordination.  Tenant agrees that this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Property or any portion thereof, (b) the lien of any mortgage, deed of trust or other security instrument that may now exist or hereafter be executed in any amount for which the Property or any portion thereof, any ground leases or underlying leases, or Landlord's interest or estate therein is specified as security, and (c) all modifications, renewals, supplements, consolidations and replacements thereof.  If any ground lease or underlying lease terminates for any reason or any mortgage, deed of trust or other security instrument is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant, notwithstanding any subordination, shall attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest.  The provisions of this Section 11 shall be self-operative and no further instrument shall be required to effect the provisions of this Section 11.  Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, within ten (10)business days after demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, mortgages, deeds of trust, or other security instruments.

11.

Inability to Perform.  If, by reason of acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or any other cause or event beyond Landlord's reasonable control (collectively, "Force Majeure Events"), Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this Lease, no such inability or delay shall impose any liability upon Landlord or its agents or provide Tenant with any right to offset, deduction or abatement of rent by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant's business, or otherwise.

12.

Destruction

12.1

Repair.  Subject to the provisions of Sections 13.3 and 13.4 below, if any portion of the Building is damaged by fire, earthquake, flood or other casualty (the "Damaged Property") to the extent that such damage renders a portion of the Premises untenantable by Tenant and the damage may, in Landlord's reasonable opinion, be repaired within three months after the date of damage (under a normal construction schedule not requiring the payment of overtime or premium), Landlord shall proceed immediately to make such repairs in accordance with Section 14.4.  Landlord's opinion shall be delivered to Tenant within sixty (60) days after the date of the event causing such damage.  Landlord shall consider and include as part of its evaluation, the period of time necessary to obtain the required approvals of any secured lender and insurer and governmental entities, to order and obtain materials, and to engage contractors.

12.2

Tenant's Right to Terminate.  If such damage causes all or any material portion of the Premises to be untenantable by Tenant and, in Landlord's reasonable opinion, such damage cannot be repaired within three months after the date of the event causing such damage (under a normal construction schedule not requiring the payment of overtime or premium) or, if commenced, such repairs are not completed within three) months after the date of the event causing such damage, Tenant may terminate this Lease by delivery of written notice to Landlord within, as applicable, (i) thirty (30) days after the date on which Landlord's opinion is delivered to Tenant or (ii) fourteen (14) months after the date of the event causing such damage if by such date the repairs are not substantially completed.  Upon termination, Rent shall be apportioned as of the date of the damage and, provided Tenant is not in default, all prepaid Rent shall be repaid to Tenant.

12.3

Landlord's Right to Terminate.  If (i) the uninsured portion of any damage to or destruction of the Property equals or exceeds ten percent (10%) of the replacement cost of the Building; or (ii) the Term will expire within two (2) years from the date of any material damage to or destruction of the Premises; or (iii) if the Premises or any other portion of the Property is damaged by fire, earthquake, flood or other casualty and such damage cannot, in Landlord's reasonable opinion, be repaired within three months after the date of the event causing such damage (under a normal construction schedule not requiring the payment of overtime or premium); or (iv) if any lender holding a mortgage or deed of trust encumbering the Building requires that insurance proceeds be applied toward the repayment of debt; or (v) if any material, uninsured loss shall occur, Landlord may terminate this Lease by delivery of written notice to Tenant within forty-five (45) days after the date of the event causing such damage.  Upon termination, Rent shall be apportioned as of the date of the damage and, provided Tenant is not in default, all prepaid Rent shall be repaid to Tenant.

12.4

Extent of Repair Obligations.  If this Lease is not terminated, Landlord's repair obligation shall extend to the structure of the Building and all improvements (except those constructed or installed by Tenant, if any) in the Premises at the completion of Landlord's Work, and Tenant shall repair all other portions of the Premises (including, without limitation, Tenant's Work, Alterations, and Tenant Owned Property).  Landlord shall only be obligated to deliver space to Tenant which is substantially similar in size and configuration to Tenant's Premises at the commencement of this Lease; Landlord shall have no obligation to replicate the existing structure of the Building or the Premises.  All such repairs shall be performed in a good and workmanlike manner, with due diligence, and shall restore the items repaired to substantially the same usefulness and construction as existed immediately before the damage.  All work by Tenant shall be performed in accordance with the requirements of Section 9.2 above.  Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to expend on such repairs more than the amount of insurance proceeds actually received by Landlord on account of the damage; provided, however, that Landlord shall complete all such repairs if Tenant pays to Landlord in advance the difference between the cost of such repairs and the amount of insurance proceeds received by Landlord on account of the damage.  In the event of any termination of this Lease, the proceeds from any insurance paid by reason of damage to or destruction of the Property or any portion thereof, or any other element, component or property insured by Landlord, shall belong to and be paid to Landlord.

12.5

Adjustment of Rent.  If a casualty renders all or part of the Premises untenantable, Rent shall proportionately abate commencing on the date of the casualty and ending when the Premises are delivered to Tenant with Landlord's restoration obligation substantially complete.  The extent of the abatement shall be based upon the portion of the Premises rendered untenantable, inaccessible or unfit for use in a reasonable business manner for the purposes stated in this Lease.

12.6

Mutual Waiver of Subrogation.  Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other's officers, directors, constituent partners, agents and employees, and Tenant waives such rights against each lessor under any ground or underlying lease and each lender under any mortgage or deed of trust or other lien encumbering the Property or any portion thereof or interest therein, to the extent any loss is or would be covered by fire, extended coverage, and other property insurance policies required to be carried under this Lease or otherwise carried by the waiving party, and the rights of the insurance carriers of such policy or policies to be subrogated to the rights of the insured under the applicable policy.  Each party shall cause its insurance policy to be endorsed to evidence compliance with such waiver.  Notwithstanding the above, Tenant may self-insure the insurance obligations under this Lease.

12.7

No Obligation to Rebuild Same Building.  Notwithstanding anything herein to the contrary, in the event Landlord rebuilds the Building, so long as Landlord delivers to Tenant Premises of the same size and approximately the same configuration as that set forth in this Lease, capable of being used for the same Permitted Use, Landlord shall have no obligation to rebuild the Building in the same configuration as the Building which currently exists.

13.

Insurance

13.1

Insurance on Tenant's Property.  Tenant shall procure at its cost and expense and keep in effect during the Term insurance coverage for all risks of physical loss or damage insuring the full replacement value of Tenant's Work, Alterations, Tenant's trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property of Tenant.

13.2

Tenant's Liability Insurance.  Tenant shall procure at its cost and expense and maintain throughout the Term comprehensive commercial general liability insurance applicable to the Premises with a minimum combined single limit of liability of One Million Dollars ($1,000,000), statutory worker's compensation insurance, and employer's liability insurance with a One Hundred Thousand Dollars ($100,000) minimum limit covering all of Tenant's employees.  Such liability insurance shall include, without limitation, products and completed operations liability insurance, fire and legal liability insurance, contractual liability insurance applicable to all of Tenant's indemnity obligations under this Lease, and such other coverage as Landlord may reasonably require from time to time.  At Landlord's request Tenant shall increase such insurance coverage to a level that is reasonably required by Landlord.  Notwithstanding the above, Tenant may self insure the insurance obligations under this Lease.

13.3

Compliance with Insurance Requirements.  Tenant shall not do anything, or suffer or permit anything to be done, in or about the Premises that shall invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building.  Tenant, at Tenant's expense, shall comply with, and shall cause all occupants of the Premises to comply with, all applicable customary rules, orders, regulations or requirements of any board of fire underwriters or other similar body.

13.4

Landlord's Insurance.  Landlord will purchase and maintain insurance for the Property in amounts which it deems reasonably prudent.  All costs of insurance carried by Landlord will constitute Operating Expenses.

13.5

Assumption of Risk.  Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, vandalism, falling plaster, by sprinkler, drainage or plumbing systems, or air conditioning equipment, by the interruption of any public utility or service, by steam, gas, electricity, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or by anything done or omitted to be done by any tenant, occupant or person in the Building, it being agreed that Tenant shall be responsible for obtaining appropriate insurance to protect its interests.

14.

Eminent Domain.

14.1

Effect of Taking.  If all of the Premises is condemned or taken in any permanent manner before or during the Term for any public or quasi-public use, or any permanent transfer of the Premises is made in avoidance of an exercise of the power of eminent domain (each of which events shall be referred to as a "taking"), this Lease shall automatically terminate as of the date of the vesting of title as a result of such taking.  If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking.  If such portion of the Property is taken as to render the Building incapable of economically feasible operation as reasonably determined by Landlord, this Lease may be terminated by Landlord, as of the date of the vesting of title as a result of such taking, by written notice to Tenant given within sixty (60) days following notice to Landlord of the date on which said vesting will occur.  If this Lease is not terminated as a result of any taking, Landlord shall restore the Building to an architecturally whole unit; provided, however, that Landlord shall not be obligated to expend on such restoration more than the amount of condemnation proceeds actually received by Landlord, including any sums which any lender of Landlord may apply to any outstanding debt owed by Landlord.

14.2

Award.  Landlord shall be entitled to the entire award for any taking, including, without limitation, any award made for the value of the leasehold estate created by this Lease.  No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in any taking, together with any and all rights of Tenant now or hereafter arising in or to such award or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant or the interruption of or damage to Tenant's business.

14.3

Adjustment of Rent.  In the event of a partial taking that does not result in a termination of this Lease as to the entire Premises, Base Rent and Additional Rent shall be equitably adjusted in relation to the portions of the Premises taken or rendered untenantable by such taking.

15.

Assignment; Subleasing.

15.1

Consent Required.  Neither Tenant nor any sublessee or assignee of Tenant, directly or indirectly, voluntarily or by operation of law, shall sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (each such act is referred to as an "Assignment"), or sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant (each such act is referred to as a "Sublease"), without Landlord's prior written consent in each instance, and such consent shall not be unreasonably withheld.   Any Assignment or Sublease that is not in compliance with this Section 15 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease.  The acceptance of Rent by Landlord from a proposed assignee, sublessee or occupant of the Premises shall not constitute consent to such Assignment or Sublease by Landlord.  Fifty percent (50%) of the Excess Assignment Consideration which is attributable to this Lease in connection with any Assignment, and fifty percent (50%) of the Excess Sublease Consideration, shall be payable to Landlord as Additional Rent.  The right to such amounts is expressly reserved from the grant of Tenant's leasehold estate for the benefit of Landlord.  Tenant shall use reasonable, diligent efforts to collect all such amounts.  Landlord shall have the right from time to time, upon reasonable advance notice, to review Tenant's records relating to any such amounts payable to or received by Tenant.

15.2

In addition to withholding its consent, following the request for any assignment or subletting by Tenant, Landlord shall have the additional right to terminate this Lease as to that portion of the Premises and for the term which Tenant seeks to sublet or assign.  Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord's written consent to such sublease or assignment.  In the event that Landlord exercises such right to terminate, such termination shall become effective on the date set forth in Landlord's written notice, which shall not be sooner than thirty (30) days from the date of such notice unless the date for possession by the proposed subtenant or assignee shall be sooner, in which case the date of termination shall be before the date set forth for possession.

15.3

Notice.  Any request by Tenant for Landlord's consent to a specific Assignment or Sublease shall include (a) the name of the proposed assignee, sublessee or occupant, (b) the nature of the proposed assignee's sublessee's or occupant's business to be carried on in the Premises, (c) a copy of the proposed Assignment or Sublease, and (d) such financial information (in the event of an Assignment) and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business.  Landlord shall respond in writing, stating the reasons for any disapproval, within fifteen (15) business days after receipt of all information reasonably necessary to evaluate the proposed Assignment or Sublease.

15.4

No Release.  No consent by Landlord to any Assignment or Sublease by Tenant, and no specification in this Lease of a right of Tenant's to make any Assignment or Sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after (a) the Assignment or Sublease or (b) any extension of the Term (pursuant to exercise of an option granted in this Lease).  The consent by Landlord to any Assignment or Sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease.

15.5

Cost of Processing Request.  Tenant shall pay to Landlord the reasonable amount of Landlord's cost of processing every proposed Assignment or Sublease, including without limitation reasonable legal review fees and expenses, together with the reasonable amount of all direct and indirect expenses incurred by Landlord arising from any assignee, occupant or sublessee taking occupancy (including, without limitation, freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service), provided such expense will not exceed $500 for each occurrence.

15.6

Assumption of Obligations.  Each assignee or other transferee of Tenant's interest under this Lease, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements contained in this Lease which are to be performed by Tenant.  Each sublessee of all or any portion of the Premises shall agree in writing for the benefit of Landlord (a) to comply with and agree to the provisions of this Lease, and (b) that such sublease (and all further subleases of any portion of the Premises) shall terminate upon any termination of this Lease, regardless of whether or not such termination is voluntary.  No Assignment or Sublease shall be valid or effective unless the assignee or sublessee or Tenant shall deliver to Landlord a fully-executed counterpart of the Assignment or Sublease and an instrument that contains a covenant of assumption by the assignee or agreement of the sublessee, reasonably satisfactory in substance and form to Landlord, consistent with the requirements of this Section 15  The failure or refusal of the assignee to execute such instrument of assumption or of the sublessee to execute the agreement described above shall not release or discharge the assignee or sublessee from its obligations that would have been contained in such instrument or agreement, all of which obligations shall run automatically to such assignee or sublessee.

16.

Utilities and Services.

16.1

Landlord to Furnish.  Landlord shall furnish during the Term, (a) heating, ventilation and air conditioning to the Premises during Ordinary Business Hours at such temperatures and in such amounts as are reasonably considered by Landlord to be standard for comparable buildings of similar class, size, age and location, (b) automatic elevator service to the floor or floors where the Premises are located at all times, if applicable, (c) subject to the requirements of applicable law or governmental requirements, electric power sufficient for task lights, appliances and customary office equipment, (d) water for lavatory use and (e) janitorial service in accordance with the Specifications for Cleaning and Janitorial Services annexed to this Lease as Exhibit D.

17.

Default.

17.1

Events Constituting Default.  Except as otherwise provided in this Lease, the failure to perform or honor any covenant, condition or other obligation of Tenant or the failure of any representation made by Tenant under this Lease shall constitute a default by Tenant upon expiration of the applicable grace period, if any. Except as otherwise provided in Section 19, Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any non-monetary default under this Lease; provided, however, that with respect to any default (other than a default which can be cured by the payment of money) that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice, continues to prosecute diligently the curing of such default and actually cures such default within sixty (60) days after Landlord's notice.  Notwithstanding anything contained in this Section 17, Landlord shall not be obligated to provide Tenant with notice of substantially similar defaults more than two (2) times in any twelve (12) month period.

17.2

Remedies.  Upon the occurrence of a default by Tenant that is not cured by Tenant within the applicable grace periods specified in Section 17.1, Landlord shall have all of the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

(a)

The right to terminate Tenant's right to possession of the Premises and to recover (i) all Rent which shall have accrued through the date of termination; plus (ii) any other amount necessary to compensate Landlord for all the damages caused by Tenant's failure to perform its obligations under this Lease (including, without limitation, reasonable attorneys' and accountants' fees, costs of alterations of the Premises, interest costs and brokers' fees incurred upon any reletting of the Premises).

(b)

The right to recover (i) all Rent which shall accrue and remain unpaid; plus (ii) the amount by which the unpaid Rent for the balance of the Term, discounted to present value at six (6%) percent, shall exceed the then fair rental value of the Premises for the balance of the Term, similarly discounted, plus (iii) any other amount necessary to compensate Landlord for all the damages caused by Tenant's failure to perform its obligations under this Lease (including, without limitation, reasonable attorneys' and accountants' fees, costs of alterations of the Premises, interest costs and brokers' fees incurred upon any reletting of the Premises).

(c)

The right to continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due.  Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not of themselves constitute a termination of Tenant's right to possession.

(d)

The right and power to distrain for rent and pursuant to applicable law and levy upon all of Tenant's property and fixtures located upon the Premises, and to collect the proceeds from the sale of the same and apply the proceeds therefrom pursuant to applicable law.  Landlord shall also have the right to maintain an action for summary possession against Tenant for any reason enumerated in Title 25, Section 5702 of the Delaware Code or a substantially similar successor provision, and upon any event of default stated in this Lease which is not cured within the applicable period provided by this Lease, if any.  Upon execution of a writ of summary possession placing Landlord in possession of Premises, Landlord may remove Tenant's possessions from the Premises in accordance with applicable law.

(e)

The right to specific performance of any or all of Tenant's obligations under and to damages for delay in or failure of such performance.

(f)

After regaining possession of the Premises Landlord may, but shall be under no obligation to, lease the Premises or any part or parts thereof to such person or persons upon such terms as may in Landlord's discretion seem best for a term within or beyond the Term of this Lease, and Tenant shall be liable for any loss of Rent for the balance of the Term and any renewal or extension for which Tenant has become bound plus the costs and expenses of reletting and of making repairs and alterations to the Premises which amount shall be accelerated and due and owing upon the date of execution upon the writ of possession.  Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises or failure to collect the rent or other sums from any reletting.  Tenant shall not be entitled to any rents or other sums received by Landlord in excess of those provided for in this Lease.  In the event Landlord elects not to obtain a writ of possession for the Premises, notwithstanding Tenant's uncured default, Tenant agrees that Landlord may file suit to recover any Rent and other sums falling due under the terms of this Section 17 from time to time.  No suit or recovery of any amount due hereunder to Landlord shall be any defense to any subsequent action brought for any other amount due hereunder to Landlord.  Judgment of a Justice of the Peace Court of competent jurisdiction shall not bar

Landlord from seeking additional damages and remedies available under this Lease which was not sought in the proceeding before the Justice of the Peace Court due to that Court's limited jurisdiction.

17.3

Remedies Cumulative.  The exercise of any remedy provided by law or the provisions of this Lease shall not exclude any other remedies unless they are expressly excluded by this Lease.  Tenant hereby waives any right of redemption or relief from forfeiture following termination of, or exercise of any remedy by Landlord with respect to, this Lease.

17.4

Events of Default by Landlord.  The failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord, shall be deemed to be a default by Landlord under this Lease; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, provided that the default shall actually be cured within ninety (90) days after notice.

17.5

Limitation of Landlord's Liability.  None of Landlord's covenants, undertakings or agreements under this Lease is made or intended as personal covenants, undertakings or agreements by Landlord, or by any of Landlord's shareholders, directors, officers, trustees or constituent partners.  All liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest from time to time in the Property, and no personal liability is assumed by nor at any time may be asserted against Landlord or any of Landlord's shareholders, directors, officers, trustees or constituent partners.

17.6

Transfer of Landlord's Interest. Upon the sale or other conveyance or transfer of Landlord's interest in the Property, the transferor shall be relieved of all covenants and obligations of Landlord arising under this Lease from and after the closing of such sale, conveyance or transfer.

18.

Insolvency or Bankruptcy.  The occurrence of any of the following shall, at Landlord's option, constitute a breach of this Lease by Tenant: (1) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant or the Premises, (2) an assignment by Tenant for the benefit of creditors, (3) any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, (4) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days, (5) the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof, (6) the admission of Tenant in writing of its inability to pay its debts as they become due, (7) the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution of Tenant or similar relief, (8) if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or (9) the occurrence of any of the foregoing on the part of any Guarantor.  Upon the occurrence of any such event or at any time thereafter, Landlord may elect to exercise any of its remedies under Section 17 above or any other remedy available at law or in equity.  In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges under this Lease be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.  If, upon the occurrence of any of the events enumerated above, under applicable law Tenant or the trustee in bankruptcy has the right to affirm this Lease and continue to perform the obligations of Tenant under this Lease, Tenant or such trustee, in such time period as may be permitted by the bankruptcy court having jurisdiction, shall cure all defaults of Tenant outstanding under this Lease as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.  Notwithstanding the provisions of Section 17.1, there shall be no cure periods for any breach or default under this Section 18 except as expressly provided in this Section 18.

19.

Fees and Expenses; Indemnity; Payment.

19.1

Landlord's Right to Remedy Defaults.  If Tenant shall default in the performance of any of its obligations under this Lease after notice and expiration of the applicable cure period, Landlord, at any time thereafter and without additional notice, may remedy such default for Tenant's account and at Tenant's expense, without waiving any other rights or remedies of Landlord with respect to such default.  Notwithstanding the foregoing, Landlord shall have the right to cure any failure by Tenant to perform any of its obligations under this Lease without notice to Tenant if such failure results in an immediate threat to life or safety of any person, or impairs the Building or its efficient operation.  Notwithstanding anything contained in this Lease, Landlord shall not be liable for, and there shall be no abatement of Rent with respect to, any injury to or interference with Tenant's business arising from the exercise by Landlord of its rights under this Section 19.1.

19.2

Indemnity.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, costs, liabilities, damages and expenses including, without limitation, penalties, fines and reasonable attorneys' fees, to the extent incurred in connection with or arising from (a) any default by Tenant in the performance of its obligations under this Lease, or the failure of any representation made by Tenant in this Lease, (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person occupying the Premises, (c) any occurrence on the Premises from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord.

19.3

Interest on Past Due Obligations.  Unless otherwise specifically provided herein, any amount due from Tenant to Landlord under this Lease which is not paid within ten (10) days after written notice from Landlord shall bear interest from the due date until paid at the Lease Interest Rate.

20.

Access to Premises.  Landlord reserves for itself and its agents, employees and independent contractors the right to enter the Premises upon at least twenty-four (24) hours notice to inspect the Premises, to supply any service to be provided by Landlord to Tenant, to show the Premises to prospective purchasers, mortgagees, beneficiaries or tenants, to post notices of nonresponsibility, to determine whether Tenant is complying with its obligations under this Lease, and to alter, improve or repair the Premises or any other portion of the Building.  Landlord's right to enter the Premises shall include the right to grant access to the Premises to governmental or utility employees.  Landlord may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises or any other portion of the Building where reasonably required by the character of the work to be performed in making repairs or improvements, provided that the entrance to the Premises shall not be blocked thereby, and that there is no unreasonable interference with the business of Tenant.  In the event of an emergency, Landlord shall have the right to enter the Premises at any time without notice.  Except to the extent caused by Landlord's gross negligence or willful misconduct, Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, any right to abatement of Rent, or any other loss occasioned by Landlord's exercise of any of its rights under this Section 20.  Any entry to the Premises or portions thereof obtained by Landlord in accordance with this Section 20 shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.  Landlord shall perform any work pursuant to this Section 21 in a manner designed to cause as little interference with Tenant's use of the Premises as is reasonably practical; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours.  To the extent reasonably practicable, any entry shall occur during normal business hours.

21.

Notices.  Except as otherwise expressly provided in this Lease, any payment required to be made and any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by personal delivery or registered or certified mail, return receipt requested, or by overnight courier service, addressed (a) to Tenant at Tenant's Address, (b) to Landlord at Landlord's Address, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 21.  Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date of receipt or refusal to accept delivery.  Notices may be given on behalf of either party by their attorney.

22.

No Waiver.  Neither this Lease nor any term or provision of this Lease may be waived, and no breach thereof shall be waived, except by a written instrument signed by the party against which the enforcement of the waiver is sought.  No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Rent during the continuance of any such breach, no course of conduct between Landlord and Tenant, and no acceptance of the keys or to possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or a waiver or modification of any term, covenant or condition of this Lease or operate as a surrender of this Lease.  No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof.  No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Base Rent and Additional Rent then due under this Lease shall be deemed to be other than on account of the first items of such Base Rent and Additional Rent then accruing or becoming due, unless Landlord elects otherwise.  No endorsement or statement on any check and no letter accompanying any check or other payment of Base Rent or Additional Rent in any such lesser amount and no acceptance by Landlord of any such check or other payment shall constitute an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent or Additional Rent or to pursue any other legal remedy.

23.

Tenant's Certificates.  Tenant, at any time and from time to time, within ten (10) days after written request, shall execute, acknowledge and deliver to Landlord, addressed (at Landlord's request) to Landlord and any prospective purchaser, ground or underlying lessor or mortgagee or beneficiary of any part of the Property, an estoppel certificate in form and substance reasonably designated by Landlord.  It is intended that any such certificate may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or mortgagee or beneficiary of all or any part of the Property.

24.

Rules and Regulations.  Tenant shall before and during the Term faithfully observe and comply with, and shall cause all occupants of the Premises to observe and comply with, the rules and regulations attached to this Lease as Exhibit C and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the "Rules and Regulations").  Landlord shall have the right to promulgate different rules and regulations applicable to retail portions of the Building, if any, including any cafeteria.  Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.  In the event of any conflict between any such Rule or Regulation and this Lease, this Lease shall govern.

25.

Tenant's Taxes.  In addition to all other sums to be paid by Tenant under this Lease, Tenant shall pay, before delinquency, any and all taxes levied or assessed during the Term, whether or not now customary or within the contemplation of the parties, (a) upon, measured by or reasonably attributable to Tenant's improvements, equipment, furniture, fixtures and other personal property located in the Premises, including without limitation Landlord's Work, Tenant's Work and Alterations, (b) upon or measured by Base Rent or Additional Rent, or both, payable under this Lease, including without limitation any gross income tax or excise tax levied by any governmental body having jurisdiction with respect to the receipt of such rental; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.  Tenant shall reimburse Landlord upon demand for any and all such taxes paid or payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources).  Notwithstanding anything to the contrary in this Section 25, Tenant shall have the right to contest any taxes payable by Tenant under this Section provided that Tenant, at its sole cost and expense, diligently undertakes and pursues any such contest in appropriate proceedings, indemnifies Landlord against and holds

Landlord harmless from all loss or damages that Landlord shall suffer by reason of such contest, and does not permit any lien to be placed on the Building or any part thereof or interest therein.

26.

Miscellaneous.

26.1

References.  All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  The use herein of the word "including" or "include" when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation", or "but not limited to," or words of similar import) is used with reference thereto.  All references to "mortgage" and "mortgagee" shall include deeds of trust and beneficiaries under deeds of trust, respectively.  All Exhibits and Riders referenced and attached to this Lease are incorporated in this Lease by this reference.  The captions preceding the Sections of this Lease have been inserted solely as a matter of convenience, and such captions in no way define or limit the scope or intent of any provision of this Lease.

26.2

Successors and Assigns.  The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent Landlord) of its interest in the Building as owner or lessee, including, without limitation, any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent Landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest.  Any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

26.3

Severability.  If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

26.4

Construction.  This Lease shall be governed by and construed in accordance with the laws of the State of Delaware.

26.5

Integration.  The terms of this Lease (including, without limitation, the Exhibits and Riders to this Lease) are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written).  The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease.  Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein.  The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party by reason of such party having drafted such language.

26.6

Surrender.  Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in this Lease, ordinary wear and tear excepted.  Upon expiration or earlier termination of this Lease, Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a form of acknowledgement and waiver to Landlord evidencing its relinquishment of any and all of its interest in the Premises, the Property and this Lease.

26.7

Quiet Enjoyment.  Upon Tenant paying the Base Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages or deeds of trust or ground or underlying leases referred to in Section 10.

26.8

Holding Over.  If Tenant shall hold over after the expiration of the Initial Term, Tenant shall pay monthly Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the final full month of the lease year (exclusive of abatements, if any), in which such termination occurs together with an amount reasonably estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable (but expressly excluding all renewal or extension rights).  No holding over by Tenant after the Initial Term shall operate to extend the Initial Term or constitute an Option Term without the express approval of Landlord as provided in Section 3.  In the event of any holding over without Landlord's prior written consent, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises commencing upon or after the expiration of the Initial Term.  Any holding over with Landlord's written consent shall be construed as a tenancy at sufferance or from month to month, at Landlord's option.  Any holding over without Landlord's written consent shall entitle Landlord to enforce all its rights and remedies provided by law or this Lease.

26.9

Time of Essence.  Time is of the essence of each and every provision of this Lease.

26.10

Broker's Commissions.  Each party represents and warrants to the other that it has not entered into any agreement or incurred or created any obligation which might require the other party to pay any broker's commission, finder's fee or other commission or fee relating to the leasing of the Premises, other than the Broker.  Each party shall indemnify, defend and hold harmless the other and the other's constituent partners and their respective officers, directors, shareholders, agents and employees from and against all claims for any such commissions or fees made by anyone claiming by or through the indemnifying party.

26.11

No Merger.  The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation hereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

26.12

Survival.  All of Tenant's and Landlord's covenants and obligations contained in this Lease, which by their nature might not be fully performed or capable of performance before the expiration or earlier termination of this Lease, shall survive such expiration or earlier termination.  No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's or Tenant's rights and remedies at law or in equity available upon a breach by the other party of this Lease.  The survival of this section shall expire 6 months after expiration of this Lease.

26.13

Amendments.  No amendments or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant.  No amendment to this Lease shall be binding on any mortgagee or beneficiary of Landlord (or purchaser at any foreclosure sale) unless such mortgagee or beneficiary shall have consented in writing to such amendment.

26.14

WAIVER OF JURY TRIAL.  LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE.

26.15

Delivery for Examination.  DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT AND DELIVERY IS MADE TO EACH.

IN WITNESS WHEREOF, Landlord and Tenant have each caused their duly authorized representatives to execute this Lease on their behalf as of the date first above written.

SIGNED, SEALED & DELIVERED IN THE PRESENCE OF:	LANDLORD:
Delaware Technology Park, Inc.
Attest:	[CORP. SEAL]

	By:	/s/J. Michael Bowman
Name: J. Michael Bowman Title: President

TENANT:
Lightwave Logic, Inc.
Attest:	[CORP. SEAL]

/s/Thomas E. Zelibor	By:	/s/James S. Marcelli
Chairman of the Board	Name: James S. Marcelli Title: President & CEO

EXHIBIT A

[DRAWING OF PROPERTY]